Exhibit 99.1

NETLIST REPORTS FIRST QUARTER 2020 RESULTS

IRVINE, CALIFORNIA, May 6, 2020 - Netlist, Inc. (OCTQX: NLST) today reported financial results for the first quarter ended March 28, 2020.

Net sales for the first quarter ended March 28, 2020 were $14.6 million, compared to net sales of $5.1 million for the quarter ended March 30, 2019. Gross profit for the quarter ended March 28, 2020 was $2.1 million, or 14.4% of net sales, compared to a gross profit of $0.3 million, or 5.5% of net sales, for the quarter ended March 30, 2019.

Net loss for the first quarter ended March 28, 2020 was ($1.5) million, or a loss per share of ($0.01), compared to a net loss in the prior year period of ($4.1) million, or a loss per share of ($0.03). These results include stock-based compensation expense of $0.2 million and $0.3 million for the quarters ended March 28, 2020 and March 30, 2019, respectively.

As of March 28, 2020, cash, cash equivalents and restricted cash was $8.6 million, total assets were $22.8 million, working capital was $4.2 million, total debt and accrued interest, net of debt discount, was $20.7 million, and stockholders’ deficit was ($9.7) million.

“We had a strong first quarter with revenue growth of 56% consecutively and 187% year over year, which translated into improved gross profit and bottom line results. This performance reflects continued positive traction for Netlist’s SSD product line in the enterprise and data center markets,” said Chief Executive Officer, Chuck Hong. “We are troubled by the recent U.S. International Trade Commission’s final determination. We believe that the Commission’s reversal of the Chief Administrative Law Judge’s well-reasoned initial determination defies legal logic and raises questions of objectivity. Nevertheless, we remain undeterred in our commitment to protecting the company’s valuable intellectual property rights.”

During the quarter, Netlist brought new legal proceedings for patent infringement against SK hynix in the U.S. District Court for the Western District of Texas, asserting two new patents that read on SK hynix’s RDIMM and LRDIMM memory products.

Conference Call Information

C.K. Hong, Chief Executive Officer, and Gail Sasaki, Chief Financial Officer, will host an investor conference call today, May 6, 2020 at 12:00 p.m. Eastern Time to review Netlist’s results for the first quarter ended March 28, 2020. The live webcast and archived replay of the call can be accessed for 90 days in the Investors section of Netlist’s website at www.netlist.com.

About Netlist

Netlist provides high-performance SSDs and modular memory subsystems to enterprise customers in diverse industries.  HybriDIMM™, Netlist's next-generation storage class memory product, addresses the growing need for real-time analytics in Big Data applications, in-memory databases, high-performance computing and advanced data storage solutions. Netlist also manufactures and provides a line of specialty and legacy memory products to storage customers, appliance customers, system builders and cloud and datacenter customers. Netlist holds a portfolio of patents, many seminal, in the areas of hybrid memory, storage class memory, rank multiplication and load reduction. To learn more, visit www.netlist.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical facts and often address future events or Netlist's future performance. Forward-looking statements contained in this news release include statements about Netlist's ability to execute on its strategic initiatives. All forward-looking statements reflect management's present expectations regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These risks, uncertainties and other factors include, among others: risks related to Netlist's plans for its intellectual property, including its strategies for monetizing, licensing, expanding, and defending its patent portfolio; risks associated with patent infringement litigation initiated by Netlist, such as its ongoing proceedings against SK hynix Inc., or by others against Netlist, as well as the costs and unpredictability of any such litigation; risks associated with Netlist's product sales, including the market and demand for products sold by Netlist and its ability to successfully develop and launch new products that are attractive to the market; the success of product, joint development and licensing partnerships; the competitive landscape of Netlist's industry; and general economic, political and market conditions, including quarantines, factory slowdowns or shutdowns, and travel restrictions resulting from the COVID-19 pandemic. All forward-looking statements reflect management's present assumptions, expectations and beliefs regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These and other risks and uncertainties are described in Netlist's annual report on Form 10-K for its most recently completed fiscal year filed on March 10, 2020, and the other filings it makes with the U.S. Securities and Exchange Commission from time to time, including any subsequently filed quarterly and current reports. In light of these risks, uncertainties and other factors, these forward-looking statements should not be relied on as predictions of future events. These forward-looking statements represent Netlist's assumptions, expectations and beliefs only as of the date they are made, and except as required by law, Netlist undertakes no obligation to revise or update any forward-looking statements for any reason.

(Tables Follow)

For more information, please contact:

The Plunkett Group	Netlist, Inc.
Mike Smargiassi/Sharon Oh	Gail M. Sasaki
NLST@theplunkettgroup.com	Chief Financial Officer
(212) 739-6729	(949) 435-0025

Netlist, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)

	(unaudited)
	March 28,	December 28,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$5,713	$8,966
Restricted cash	2,900	2,750
Accounts receivable, net	5,116	3,672
Inventories	5,974	3,496
Prepaid expenses and other current assets	663	627
Total current assets	20,366	19,511

Property and equipment, net	259	286
Operating lease right-of-use assets	832	968
Other assets	1,377	1,376
Total assets	$22,834	$22,141

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$9,757	$9,134
Revolving line of credit	4,449	2,990
Accrued payroll and related liabilities	837	740
Accrued expenses and other current liabilities	790	793
Note payable	285	412
Total current liabilities	16,118	14,069
Convertible promissory note and accrued interest, net	15,921	15,793
Operating lease liabilities	383	498
Other liabilities	143	144
Total liabilities	32,565	30,504

Commitments and contingencies

Stockholders' deficit:
Preferred stock	—	—
Common stock	171	169
Additional paid-in capital	179,258	179,086
Accumulated deficit	(189,160)	(187,618)
Total stockholders' deficit	(9,731)	(8,363)
Total liabilities and stockholders' deficit	$22,834	$22,141

Netlist, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended
	March 28, 2020	March 30, 2019
Net sales	$14,631	$5,105
Cost of sales(1)	12,522	4,826
Gross profit	2,109	279
Operating expenses:
Research and development(1)	654	590
Intellectual property legal fees	625	1,495
Selling, general and administrative(1)	2,221	1,973
Total operating expenses	3,500	4,058
Operating loss	(1,391)	(3,779)
Other income (expense):
Interest expense, net	(148)	(272)
Other income (expense), net	(3)	1
Total other expense, net	(151)	(271)
Loss before provision for income taxes	(1,542)	(4,050)
Provision for income taxes	—	—
Net loss	$(1,542)	$(4,050)
Net loss per common share:
Basic and diluted	$(0.01)	$(0.03)
Weighted-average common shares outstanding:
Basic and diluted	169,719	139,039

(1) Amounts include stock-based compensation expense as follows:

Cost of sales	$3	$7
Research and development	47	51
Selling, general and administrative	156	284
Total stock-based compensation	$206	$342